Exhibit 99.1

                       Argonaut Group, Inc. Announces 2005
       Third Quarter Results; Company Produces Profitable Results Despite
               Hurricanes and Resolution of Certain Legacy Issues


    SAN ANTONIO--(BUSINESS WIRE)--Nov. 2, 2005--Argonaut Group, Inc. (NASDAQ:AGII) today announced financial results for the three and nine months ended Sept. 30, 2005.
    Performance highlights for the 2005 third quarter include the following:

    -- Gross written premiums set a new record, exceeding $300 million, up 16.2 percent over the same three months in 2004;

    -- Earned premiums and investment income reached new quarterly highs, up 14.4 percent and 32.1 percent over the third quarter of 2004, respectively;

    -- Book value at the close of the third quarter was $653.9 million, up 8.4 percent versus $603.4 million at Dec. 31, 2004;

    -- Pre-tax hurricane losses for the quarter were approximately $14.7 million, net of reinsurance, or $0.47 per share on a fully diluted basis versus $20.0 million, or $0.65 per share in the same quarter of 2004;

    -- Net income was $5.4 million or $0.17 per share on a fully diluted basis;

    --  Cash flow from operations was approximately $154.0 million.

    Argonaut Group President and CEO Mark E. Watson III said, "The third quarter was significant for Argonaut Group. We took important steps to resolve certain legacy issues that have been of concern to our shareholders for quite some time. We also weathered one of the most devastating natural disasters in our nation's history during the quarter, responding to the needs of hundreds of our insureds affected by Katrina and one other major hurricane event. At the same time, Argonaut Group managed to maintain top-line momentum and report positive earnings results. With a growing, profitable business platform and balance sheet strength, we are well positioned to finish this year on a positive note and approach 2006 with optimism."

    LEGACY ISSUES RESOLVED DURING QUARTER

    In September 2005, Argonaut Group announced the impact that certain legacy issues would have on 2005 third quarter financial results. Included were:


1. Commutation of Adverse Development Cover - $7.0 million in pre-tax income resulting from the commutation of its adverse development cover with Inter-Ocean N.A. Reinsurance Company, Ltd.;

2. Reinsurance Balances Recoverable - $10.0 million charge associated with an increase in the allowance for doubtful accounts related to the anticipated commutation of certain reinsurance treaties, including treaties with subsidiaries of Trenwick Group, Ltd.;

3. Asbestos and Environmental Reserves - an approximate $4.0 million charge related to an increase in the unallocated loss adjustment expense reserve for the estimated expense of the Company's claims unit that will settle future A&E claims;

4. Risk Management - a restructuring charge of less than $1.0 million associated with the sale of renewal rights to a substantial portion of its Risk Management segment;

5. MTA Receivable - receipt of $45 million cash payment from the MTA on Sept. 15, 2005 that converted a receivable into interest-bearing assets.


    The aggregation of the legacy issues noted above reduced pre-tax fully diluted earnings per share by approximately $0.24 per share.

    FINANCIAL RESULTS

    For the third quarter of 2005, Argonaut Group reported net income of $5.4 million or $0.17 per diluted common share on 31.4 million shares, which includes pre-tax operating income of $4.8 million, a pre-tax realized gain on sales of investments of $0.4 million and an income tax benefit of $0.2 million. This compares to 2004 third quarter net income of $9.4 million or $0.31 per diluted common share on 30.8 million shares, which included a pre-tax operating loss of $2.5 million, a realized gain on sales of investments of $0.8 million and an income tax benefit of $11.1 million. The Company believes operating income is another meaningful measure of Argonaut Group's performance, yet differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three and nine months ended Sept. 30, 2005 and 2004, respectively, please refer to the reconciliation table attached to this news release.
    Total revenue was $202.0 million during the third quarter of 2005, compared to $174.5 million for the same period in 2004, or a 15.8 percent increase. Total revenue includes realized gains on the sales of investments, which were $0.4 million and $0.8 million for the third quarters of 2005 and 2004, respectively. Earned premiums for the three months ended Sept. 30, 2005 were $180.2 million compared to $157.5 million for the comparable quarter in 2004, or a 14.4 percent increase.
    The Group combined ratio for the third quarter of 2005 was 107.0 percent, versus 110.0 percent for the same three-month period in 2004. The Group combined ratio for the third quarter included approximately
8.2 percentage points relative to hurricane activity and approximately
4.1 percentage points associated with the resolution of certain legacy issues. In the third quarter of 2004, the Group combined ratio included approximately 12.4 percentage points associated with hurricane activity.
    For the nine months ended Sept. 30, 2005, Argonaut Group reported net income of $55.1 million or $1.76 per diluted common share, versus $45.6 million or $1.48 per diluted common share for the first three quarters of 2004. Total revenue during the first nine months of 2005 was $573.8 million versus $517.7 million during the first three quarters of 2004. Total revenue includes realized gains on sales of investments of $1.7 million and $2.8 million for the nine months ended Sept. 30, 2005 and Sept. 30, 2004, respectively. Earned premiums for the first nine months of 2005 were $511.2 million compared to $468.3 million during the first nine months of 2004.

    SEGMENT RESULTS

    Excess & Surplus Lines (E&S) - For the third quarter of 2005, gross written premiums for E&S totaled $184.0 million, resulting in pre-tax operating income of $6.3 million. This compares to gross written premiums of $105.5 million and an operating loss of $3.7 million in the third quarter of 2004. The combined ratio for the 2005 third quarter of 101.6 percent, versus 112.5 percent a year earlier, was negatively impacted by approximately $11.7 million in catastrophic losses and other associated expenses resulting from Hurricanes Katrina and Rita during the third quarter. The E&S segment's combined ratio exclusive of third quarter catastrophic losses was 90.0 percent.
    For the nine months ended Sept. 30, 2005, gross written premiums for E&S Lines were $441.8 million, generating operating income of $36.1 million and a combined ratio of 94.3 percent. This compares to gross written premiums of $315.6 million, operating income of $21.5 million and a combined ratio of 97.3 percent for the first nine months of 2004.
    Select Markets - During the third quarter, gross written premiums were $60.1 million and operating income totaled $6.2 million, compared to gross written premiums of $60.7 million and operating income of $4.6 million during the same period in 2004. The combined ratio for the 2005 third quarter of 94.4 percent versus 95.1 percent in the prior year, was impacted by approximately $2.2 million in catastrophic losses and other associated expenses resulting from Hurricanes Katrina and Rita during the third quarter. Select Markets' combined ratio exclusive of third quarter 2005 catastrophic losses was 88.9 percent.
    For the nine months ended Sept. 30, 2005, gross written premiums for Select Markets were $171.1 million, generating operating income of $17.2 million and a combined ratio of 95.1 percent. This compares to gross written premiums of $156.0 million, operating income of $10.9 million and a combined ratio of 97.0 percent during the first nine months of 2004.
    Risk Management - Gross written premiums were $32.9 million for the three months ended Sept. 30, 2005, resulting in an operating loss of $0.5 million, compared to gross written premiums of $52.3 million and operating income of $4.8 million for the same period in 2004. For the third quarter, the combined ratio in this segment was 136.7 percent versus 109.5 percent a year earlier.
    For the nine months ended Sept. 30, 2005, gross written premiums for Risk Management were $107.6 million, generating operating income of $14.8 million and a combined ratio of 114.0 percent. For the nine months ended Sept. 30, 2004, gross written premiums were $136.9 million, generating operating income of $13.7 million and a combined ratio of 108.9 percent.
    Public Entity - Gross written premiums for the 2005 third quarter were $26.8 million and operating income totaled $1.5 million, versus gross written premiums of $43.0 million and an operating loss of $0.2 million for the quarter ended Sept. 30, 2004. The combined ratio for the 2005 third quarter of 97.2 percent, versus 104.5 percent a year earlier, was impacted by approximately $0.8 million in catastrophic losses and other associated expense resulting from Hurricanes Katrina and Rita during the third quarter. Public Entity's combined ratio exclusive of third quarter catastrophic losses was 91.4 percent.
    For the nine months ended Sept. 30, 2005, gross written premiums for Public Entity were $55.0 million, generating operating income of $5.5 million and a combined ratio of 95.6 percent. This compares to gross written premiums of $74.7 million, operating income of $1.6 million and a combined ratio of 99.3 percent for the nine-month period ended Sept. 30, 2004.

    CONFERENCE CALL

    Argonaut Group will webcast an investor conference call at 11:00 a.m. Eastern (10:00 a.m. Central) on Thursday, Nov. 3, 2005. The conference call can be accessed by visiting Argonaut Group's investor relations Web page at www.argonautgroup.com and clicking on "investor relations," or by telephone toll free at 888-396-2386 (pass code:
38427370). The international dial-in number for the conference call is 617-847-8712. A replay of the conference call will be available approximately one hour after the call's completion on Argonaut Group's investor relations Web page, or by telephone toll free at 888-286-8010 (pass code: 46846758). If calling from abroad, please access the conference call replay by dialing 617-801-6888.

    ABOUT ARGONAUT GROUP, INC.

    Headquartered in San Antonio, Argonaut Group, Inc. (NASDAQ:AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market with assets of approximately $3.3 billion at Sept. 30, 2005. Through its operating subsidiaries, Argonaut Group offers high quality customer service in programs tailored to the needs of its customers' business and risk management strategies. Collectively, Colony Group, Argonaut Specialty, Rockwood Casualty Group, Argonaut Insurance Company, Great Central Insurance, Grocers Insurance, and Trident Insurance Services underwrite a full line of products in four primary areas: Excess and Surplus, Select Markets, Risk Management, and Public Entity. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.


                         ARGONAUT GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
               (in millions, except per share amounts)


                                           September 30,  December 31,
                                               2005           2004
                                            ------------   -----------
                                            (unaudited)
                  Assets
 Total investments                         $    2,053.7   $   1,783.9
 Cash and cash equivalents                         37.1          31.7
 Accrued investment income                         16.6          16.9
 Receivables                                      727.2         847.3
 Goodwill                                         106.3         106.3
 Other assets                                     328.8         287.1
                                            ------------   -----------
               Total assets                $    3,269.7   $   3,073.2
                                            ============   ===========

   Liabilities and Shareholders' Equity
 Reserves for losses and loss adjustment
  expenses                                 $    1,814.8   $   1,607.5
 Unearned premiums                                460.9         390.8
 Other liabilities                                340.1         471.5
                                            ------------   -----------
            Total liabilities                   2,615.8       2,469.8

 Total shareholders' equity                       653.9         603.4
                                            ------------   -----------
           Total liabilities and
            shareholders' equity           $    3,269.7   $   3,073.2
                                            ============   ===========

 Book value per common share -
  basic                                    $      22.79   $     21.78
                                            ============   ===========
 Book value per common share -
  diluted (a)                              $      20.99   $     19.68
                                            ============   ===========

(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.


                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
          (in millions, except share and per share amounts)


                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2005       2004       2005       2004
                                (unaudited)           (unaudited)

Gross Written Premiums     $   303.8  $   261.5  $   775.5  $   683.2
Net Written Premiums           217.7      197.5      567.2      506.6

Earned Premiums                180.2      157.5      511.2      468.3
Net Investment Income           21.4       16.2       60.9       46.6
Gains on Sales of
 Investments                     0.4        0.8        1.7        2.8
                            ---------  ---------  ---------  ---------
  Total Revenue                202.0      174.5      573.8      517.7

Losses and Loss Adjustment
 Expenses                      127.1      117.7      322.8      310.0
Underwriting, Acquisition
 and Insurance Expense          65.7       55.5      185.2      165.7
Interest Expense                 4.0        3.0       12.0        7.5
                            ---------  ---------  ---------  ---------
  Total Expenses               196.8      176.2      520.0      483.2

Income Before Tax                5.2       (1.7)      53.8       34.5
Income Tax Provision
 (Benefit)                       0.8       (8.5)      16.7        3.9
Change in Deferred Tax
 Valuation Allowance            (1.0)      (2.6)     (18.0)     (15.0)
                            ---------  ---------  ---------  ---------
  Net Income               $     5.4  $     9.4  $    55.1  $    45.6
                            =========  =========  =========  =========

Net Income (Loss):
  From Operations          $     4.8  $    (2.5) $    52.1  $    31.7
  From Sale of Investments       0.4        0.8        1.7        2.8
                            ---------  ---------  ---------  ---------
Income (Loss) Before Taxes       5.2       (1.7)      53.8       34.5
  Income Tax Provision
   (Benefit)                    (0.2)     (11.1)      (1.3)     (11.1)
                            ---------  ---------  ---------  ---------
Total Net Income:          $     5.4  $     9.4  $    55.1  $    45.6
                            =========  =========  =========  =========

Net Income per Common
 Share (Basic):            $    0.17  $    0.32  $    1.90  $    1.59
                            =========  =========  =========  =========

Net Income per Common
 Share (Diluted):          $    0.17  $    0.31  $    1.76  $    1.48
                            =========  =========  =========  =========

Weighted Average Common
 Shares (000's):
  Basic                     28,511.4   27,656.5   28,092.5   27,624.2
                            =========  =========  =========  =========
  Diluted                   31,449.7   30,812.4   31,250.0   30,756.3
                            =========  =========  =========  =========


                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)


                             Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                             -------------------   -------------------
                               2005      2004        2005      2004
                                (unaudited)           (unaudited)
Excess & Surplus Lines
----------------------------
 Gross Written Premiums      $ 184.0   $ 105.5     $ 441.8   $ 315.6
 Net Written Premiums          129.5      77.3       324.2     230.6
 Earned Premiums                98.5      76.6       262.4     226.0

 Underwriting Income (Loss)  $  (1.5)  $  (9.5)    $  14.9   $   6.1
 Net Investment Income           7.8       5.8        21.2      15.4
                              --------  --------    --------  --------
 Operating Income (Loss)
  Before Taxes               $   6.3   $  (3.7)    $  36.1   $  21.5
                              ========  ========    ========  ========

 Loss Ratio                     70.3 %    82.5 %      63.3 %    67.3 %
 Expense Ratio                  31.3 %    30.0 %      31.0 %    30.0 %
                              --------- --------    --------- --------
 GAAP Combined Ratio           101.6 %   112.5 %      94.3 %    97.3 %
                              ========  ========    ========  ========
 GAAP Combined Ratio
  excluding Cat Losses          90.0 %    90.2 %      90.0 %    89.8 %
                              ========  ========    ========  ========

Select Markets
----------------------------
 Gross Written Premiums      $  60.1   $  60.7     $ 171.1   $ 156.0
 Net Written Premiums           48.9      50.5       141.7     130.6
 Earned Premiums                44.7      40.3       136.8     107.2

 Underwriting Income         $   2.6   $   1.9     $   6.8   $   3.1
 Net Investment Income           3.6       2.7        10.4       7.8
                              --------  --------    --------  --------
 Operating Income Before
  Taxes                      $   6.2   $   4.6     $  17.2   $  10.9
                              ========  ========    ========  ========

 Loss Ratio                     64.8 %    67.4 %      63.8 %    66.5 %
 Expense Ratio                  29.6 %    27.7 %      31.3 %    30.5 %
                              --------  --------    --------  --------
 GAAP Combined Ratio            94.4 %    95.1 %      95.1 %    97.0 %
                              ========  ========    ========  ========
 GAAP Combined Ratio
  excluding Cat Losses          88.9 %    92.3 %      92.9 %    95.9 %
                              ========  ========    ========  ========

Risk Management
----------------------------
 Gross Written Premiums      $  32.9   $  52.3     $ 107.6   $ 136.9
 Net Written Premiums           17.6      33.2        59.5      84.5
 Earned Premiums                23.8      23.6        66.3      90.5

 Underwriting Loss           $  (8.8)  $  (2.3)    $  (9.3)  $  (8.1)
 Net Investment Income           8.3       7.1        24.1      21.8
                              --------  --------    --------  --------
 Operating Income (Loss)
  Before Taxes               $  (0.5)  $   4.8     $  14.8   $  13.7
                              ========  ========    ========  ========

 Loss Ratio                     92.5 %    66.7 %      66.4 %    64.7 %
 Expense Ratio                  44.2 %    42.8 %      47.6 %    44.2 %
                              --------- --------    --------- --------
 GAAP Combined Ratio           136.7 %   109.5 %     114.0 %   108.9 %
                              ========  ========    ========  ========

Public Entity
----------------------------
 Gross Written Premiums      $  26.8   $  43.0     $  55.0   $  74.7
 Net Written Premiums           21.7      36.5        41.8      60.9
 Earned Premiums                13.2      17.0        45.7      44.6

 Underwriting Income (Loss)  $   0.3   $  (0.7)    $   2.0   $   0.4
 Net Investment Income           1.2       0.5         3.5       1.2
                              --------  --------    --------  --------
 Operating Income (Loss)
  Before Taxes               $   1.5   $  (0.2)    $   5.5   $   1.6
                              ========  ========    ========  ========

 Loss Ratio                     61.7 %    70.7 %      60.6 %    65.6 %
 Expense Ratio                  35.5 %    33.8 %      35.0 %    33.7 %
                              --------  --------    --------  --------
 GAAP Combined Ratio            97.2 %   104.5 %      95.6 %    99.3 %
                              ========  ========    ========  ========
 GAAP Combined Ratio
  excluding Cat Losses          91.4 %    96.2 %      93.9 %    96.2 %
                              ========  ========    ========  ========


                         ARGONAUT GROUP, INC.
           RECONCILIATION OF OPERATING INCOME TO NET INCOME
                            (in millions)


                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2005      2004      2005      2004
                                 -------   -------   -------   -------
                                    (unaudited)         (unaudited)
Income (loss) before income tax
 Excess & surplus lines             6.3      (3.7)     36.1      21.5
 Select markets                     6.2       4.6      17.2      10.9
 Risk management                   (0.5)      4.8      14.8      13.7
 Public entity                      1.5      (0.2)      5.5       1.6
 Run-off lines                     (6.3)        -      (6.3)        -
 Corporate & other                 (2.4)     (8.0)    (15.2)    (16.0)
                                 -------   -------   -------   -------
Operating income before taxes       4.8      (2.5)     52.1      31.7
 Net realized investment gains      0.4       0.8       1.7       2.8
                                 -------   -------   -------   -------
Total income before income tax      5.2      (1.7)     53.8      34.5
Benefit for income taxes           (0.2)    (11.1)     (1.3)    (11.1)
                                 -------   -------   -------   -------
Net income                      $   5.4   $   9.4   $  55.1   $  45.6
                                 =======   =======   =======   =======




    CONTACT: Argonaut Group, Inc., San Antonio
             Mark Haushill, 210-321-8400